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                                                                      Exhibit 21
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                         SUBSIDIARIES OF THE REGISTRANT


1. Farmers First Bank, 9 East Main Street, Lititz, Pennsylvania; a Bank and Trust Company organized under the Pennsylvania Banking Code of 1965.

2. The Citizens National Bank of Southern Pennsylvania, 35 North Carlisle Street, Greencastle, Pennsylvania; a National Bank organized under the National Bank Act.

3. First National Trust Bank, 400 Market Street, Sunbury, Pennsylvania; a National Bank organized under the National Bank Act.

4. Williamsport National Bank, 329 Pine Street, Williamsport, Pennsylvania; a National Bank organized under the National Bank Act.

5. Farmers & Merchants Bank and Trust, 59 West Washington Street, Hagerstown, Maryland; a Bank and Trust Company organized under the Maryland Banking Code.

6. Susque-Bancshares Life Insurance Company, Phoenix, Arizona; an insurance company organized under the laws of the State of Arizona.

7. Susque-Bancshares Leasing Company, Inc., 9 East Main Street, Lititz, Pennsylvania; a company organized under the laws of the Commonwealth of Pennsylvania.

8. Susquehanna Bancshares South, Inc., 100 West Road, Baltimore, Maryland; a thrift holding company organized under the laws of the State of Delaware.

9. Susquehanna Bank, 100 West Road, Towson, Maryland; a wholly-owned subsidiary of Susquehanna Bancshares South, Inc.

10. Susquehanna Bancshares East, Inc., 114 North Main Street, Mullica Hill, New Jersey; a wholly-owned subsidiary of Susquehanna Bancshares, Inc.

11. Equity Bank, National Association, 8000 Sagemore Drive, Suite 8101, Marlton, New Jersey; a wholly-owned subsidiary of Susquehanna Bancshares East, Inc.

12. Founders' Bank, 101 Bryn Mawr Avenue, Bryn Mawr, Pennsylvania; a wholly-owned subsidiary of Susquehanna Bancshares East, Inc.

13. First American National Bank of Pennsylvania, 140 East Main Street, Everett, Pennsylvania, a National Bank organized under the National Bank Act.

14. First Capitol Bank, 2951 Whiteford Road, York, Pennsylvania; a Bank organized under the Pennsylvania Banking Code of 1965.

15. Boston Service Company, Inc. (t/a Hann Financial Service Corporation), One Centre Drive, Jamesburg, New Jersey, a consumer automobile finance company (acquired February 1, 2000).

16. Valley Forge Asset Management Corp., 120 South Warner Road, King of Prussia, Pennsylvania, an asset management company (acquired March 3,
      2000).